Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-38883, 333-55903, 333-56493, 333-73280, 333-84871, 333-133915 and 333-188435) of ITT Educational Services, Inc. of our report dated October 15, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 14, 2016